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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report
(Date of earliest event reported):                                 March 7, 2003

                             MATRIX SERVICE COMPANY
             (Exact name of registrant as specified in its charter)

    Delaware                      0-18716                         73-1352174
(State or other                 (Commission                     (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)

   10701 East Ute Street, Tulsa, Oklahoma                       74116-1517
  (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (918) 838-8822

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Item 2. Acquisition of Assets.

     On March 7, 2003, Matrix Services Company (the "Registrant") acquired all of the issued and outstanding capital stock of Hake Group, Inc. from its sole shareholder, Skyview Partners LLC, and all of the issued and outstanding minority interests in two majority owned subsidiaries of Hake Group, Inc. (the "Purchase"). As a result of the Purchase, the Registrant acquired 100% of the ownership interests in Hake Group, Inc. and its wholly-owned subsidiaries, Bish Investments, Inc., Bogan, Inc., Frank W. Hake, Inc, Hover Systems, Inc., I&S, Inc., McBish Management, Inc., Mechanical Construction, Inc., Mid-Atlantic Constructors, Inc. and Talbot Realty, Inc., which are commonly referred to as The Hake Group of Companies. Included in the Purchase was a 50% membership interest in Ragner Hake, LLC.

     The Hake Group of Companies are headquartered in Eddystone, Pennsylvania, and are engaged in the business of construction, repair and maintenance of above ground storage tanks, plant construction, plant maintenance and plant turnarounds, primarily for the oil and power industries located in the Mid-Atlantic region of the United States. The Registrant intends to continue in the businesses of The Hake Group of Companies.

     The consideration for the Purchase was approximately $50 million in cash, subject to certain adjustments, of which approximately $40 million in cash was paid at closing with the remaining $10 million to be paid post-closing in varying installments over the next five years. Financing for the transaction was provided under a new Credit Agreement among Matrix and a group of lenders led by Bank One.

Item 7. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

     The Financial Statements required by Item 7(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than May 22, 2003.

(b)  Pro Forma Financial Information

     The Pro Forma Financial Information required by Item 7(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than May 22, 2003

(c)  Exhibits.

99.1 Equity Interests Purchase Agreement dated as of March 7, 2003by and among Hake Acquisition Corp., Matrix Service Company, and the Holders of the Equity Interests of The Hake Group of Companies.

99.2 Credit Agreement dated as of March 7, 2003, by and among Matrix Service Company, the Lenders referred to therein, Bank One, Oklahoma N.A., as Agent and Wells Fargo Bank Texas, N.A., as Co-Agent.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 20, 2003                  By: /s/ Michael J. Hall
                                           -------------------------------------
                                           Michael J. Hall
                                           Vice President - Finance and
                                           Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NO.
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99.1 Equity Interests Purchase Agreement dated as of March 7, 2003by and among
     Hake Acquisition Corp., Matrix Service Company, and the Holders of the Equity Interests of The Hake Group of Companies.

99.2 Credit Agreement dated as of March 7, 2003, by and among Matrix Service Company, the Lenders referred to therein, Bank One, Oklahoma N.A., as Agent and Wells Fargo Bank Texas, N.A., as Co-Agent.